EXHIBIT 5

[Letterhead of The Otto Law Group]

October 25, 2004

Mr. Gary De Laurentiis

Itec Environmental Group, Inc.

693 Hi Tech Parkway, Suite 3

Oakdale, CA 95361

Re:  Registration of Common Stock of Itec Environmental Group, Inc., a Delaware corporation (“Itec Environmental Group”).

Dear Mr. De Laurentiis:

For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 161,131,962 shares of common stock of Itec Environmental Group in connection with (A) the Engagement Agreement, as amended, between Itec Environmental Group and The Otto Law Group, PLLC (B) the Consulting Services Agreements between Itec Environmental Group and each of (i) David Kagel, (ii) Russell Ratti, (iii) Frederick W. Smith, Jr., (iv) Cypress Avenue Partners, LLC, (v) Steve Landman, (vi) Kevin Evans, and (vii) Breckenridge McKinley, and (C) the Director Compensation Agreements between Itec Environmental Group and (i) Gary De Laurentiis, (ii) Jeff Chartier, (iii) George Kanakis, and (iv) Andrea Videtta (collectively, the “Agreements”), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Itec Environmental Group's common stock.

As the shares under the Agreements which are subject to this opinion are issued under a registration statement pursuant to the Securities Act, they may be issued free and clear of all restrictions; provided, however, that shares issued to Frederick W. Smith, Jr., Gary De Laurentiis, Jeff Chartier, George Kanakis, and Andrea Videtta shall be issued with legends evidencing the fact that they are “control” securities.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

Very truly yours,

THE OTTO LAW GROUP, PLLC

/s/ The Otto Law Group, PLLC

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